                                                                  EXHIBIT 10.3

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
              UNDER THE COMPDENT CORPORATION 1997 STOCK OPTION PLAN

NAME OF OPTIONEE:

NO. OF OPTION SHARES:

GRANT DATE:

OPTION EXERCISE PRICE:

EXPIRATION DATE:

         Pursuant to the CompDent Corporation 1997 Stock Option Plan (the "Plan"), CompDent Corporation, a Delaware corporation (the "Company"), hereby grants to the person named above (the "Optionee"), who is an officer or full-time employee of the Company or any of its Subsidiaries, an option (the "Stock Option") to purchase on or prior to the expiration date specified above (subject to the further provisions hereof, the "Expiration Date") all or any part of the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (the "Option Shares"), at the per share option exercise price specified above, subject to the terms and conditions set forth herein and in the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

         1.       VESTING AND EXERCISABILITY.

                  This Stock Option shall be fully vested as of the date hereof and may be exercised in whole or in part at any time prior to the Expiration Date, subject to the terms of this Section and Section 6. In the event that the Optionee's Service Relationship (as hereinafter defined) with the Company and its Subsidiaries terminates as a result of the Optionee's resignation, retirement, or termination by the Company, upon the Optionee's death or disability, or for any other reason, regardless of the circumstances thereof, this Stock Option may thereafter be exercised by the Optionee until the earlier of (i) twelve months from the effective date of such termination or (ii) the Expiration Date, subject to extension in the discretion of the Committee, whereupon it shall terminate to the extent not exercised. For purposes hereof, a "Service Relationship" shall mean any relationship as an employee, part-time employee or consultant of the Company or any Subsidiary of the Company such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Optionee's status changes from full-time employee to part-time employee or consultant.

         2.       EXERCISE OF STOCK OPTION.

                  (a) The Optionee may exercise only this Stock Option in the following manner: Prior to the Expiration Date (subject to Sections 1 and 6), the Optionee may deliver a Stock Option Exercise Notice (an "Exercise Notice") in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares. Such notice shall specify the number of shares to be purchased.

         Payment of the purchase price for the Option Shares may be made by one or more (if applicable) of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Committee; (b) in the form of shares of Common Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months;
(c) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (d) a combination of (a), (b) and (c) above. Payment instruments will be received subject to collection.

                  (b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Option Shares, subject to the terms of this Agreement.

            (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof or such earlier expiration date as is specified in Section 1 or 6 hereof.

         3. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

         4. TRANSFERABILITY. This Stock Option or any portion thereof may be transferred, without consideration for such transfer, to members of the Optionee's immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Agreement including without limitation termination of the Stock Option on the date which is twelve months following termination of the Optionee's Service Relationship as provided in Section 1. Further this Stock Option shall be transferable by the laws of descent and distribution. This Agreement is personal to the Optionee and is not otherwise transferable by the Optionee in any manner other than by will or by the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee. The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee's Stock Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the Optionee's personal representative, heirs or legatees to whom ownership has passed may exercise this Stock Option to the extent provided herein in the event of the Optionee's death.

         5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Subject to Section 6 hereof, if the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. Subject to Section 6 hereof, in the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment. Adjustments under this Section 5 shall be determined by the Option Committee of the Company and such determination shall be final, binding and conclusive.

         6. EFFECT OF CERTAIN TRANSACTIONS. In the case of (a) the dissolution or liquidation of the Company, (b) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (c) the sale of all or substantially all of the assets of the Company to another person or entity, or (d) the sale of all of the stock of the Company to an unrelated person or entity, this Stock Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of this Stock Option or the substitution for this Stock Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise price as such parties shall agree to. In the event of any transaction which will result in such termination, the Company shall give to the Optionee written notice thereof at least thirty (30) days prior to the closing or anticipated consummation date, or the record date for such transaction, if earlier. Until the earlier to occur of such effective date or record date, the Optionee may exercise all or any portion of this Stock Option, but after such effective date or record date, as the case may be, the Optionee may not exercise this Stock Option unless it is assumed or substituted by the successor as provided above.

         7.       WITHHOLDING TAXES.

                  (a) The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. For purposes of this
Section 7 "Fair Market Value" on any given date means the last reported sale price at which Common Stock is traded on such date or, if no Common Stock is traded on such date, the next preceding date on which Common Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Common Stock is traded or admitted to trading. The Optionee acknowledges and agrees that the Company or any subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

         8.       RESTRICTIVE AGREEMENTS.

                  In consideration of the relationship established by the employment of Optionee by the Company and the benefits being provided pursuant said employment including, but not by way of limitation, the grant of the Stock Option to the Optionee pursuant to this Agreement, the Optionee hereby agrees with that:

                  (a)  Covenant Not to Solicit/Hire.

                           1.  For a period of twenty four (24) consecutive
calendar months following the Termination of Relationship, Optionee shall not, for himself/herself or on behalf of any other person, persons, firm, partnership, corporation, or company call upon any Customer(s), and/or Agents of the Company for the purpose of soliciting, selling, renting, or other business promotion to any of said Customer(s) and/or Agents, products and/or services similar to products and/or services sold and/or delivered by the Company; nor will he/she in any way, directly or indirectly, for himself/herself or on behalf of, or in conjunction with any other person, persons, firm, partnership, corporation or company divert, or take away any Customer(s) and/or Agents of the Company during the twenty four (24) month term following Termination of Relationship; nor will he/she, directly or indirectly, for himself/herself or on behalf of, or in conjunction with any other person, persons, firm, partnership, corporation, or company, induce or attempt to induce any Customer, Agent, Provider, employee, and/or representative of the Company to sever or otherwise alter their relationship with the Company for twenty four (24) consecutive calendar months following Termination of Relationship.

                           (2)  For a period of twenty four (24) consecutive
calendar months following the Termination of Relationship, Executive shall not, for himself/herself or on behalf of any other person, persons, firm, partnership, corporation, or company, whether or not Executive has any part or involvement with the foregoing, hire or retain the services of any Employee of the Company for any purpose.

                  (b) Non-Disclosure of Trade Secrets and Other Proprietary Information.

                           (1)  Optionee acknowledges and understands that,
during his/her association with the Company, he/she may have access to and become familiar with the various trade secrets, technological expertise and know-how which are owned by and are the property of the Company, including but not limited to the Confidential Information (as defined herein).

                           (2)  In perpetuity hereafter, Optionee expressly
agrees that until such time as said Confidential Information lawfully becomes part of the public domain (including generally known information with the industry), other than as a result of Optionee's acts or omissions to act, not to disclose any of the aforesaid trade secrets, technological expertise, know-how or Confidential Information, directly or indirectly, nor to use same in any way, except in connection with his/her employment duties hereunder or as expressly authorized by the Company in writing.

                           (3)  Optionee shall deliver to the Company at the
Termination of the Relationship, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and all copies thereof) relating to the Confidential Information, work product or the business of the Company which he/she may then possess or have under his/her control.

                  (c) No Adverse Action. Executive further agrees not to knowingly participate in, directly or indirectly, the dissemination, verbal or otherwise, advertisement or publication of any statement which unfavorably comments on, unfavorably compares the services or products of the Company to that of another, or generally holds out in an unfavorable manner the personnel or management of the Company or the services or products designed, manufactured, handled, managed or provided by the Company, either along or in cooperation with others, during the Term of Employment and for a period of twenty four (24) consecutive calendar months following the Termination of Relationship.

                  (d) The parties acknowledge that the time, scope and other provisions of this Section 8 are reasonable under the circumstances. In the event that any covenant contained in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which the Optionee may have against the Company shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate court action by the Optionee.

                  (e) Definitions. For purposes of this paragraph 8 the following terms shall have the meanings as indicated.

                           (1)  "Affiliates" shall mean all persons or entities
who, at any time during the period of twenty four (24) months beginning on the date of the Termination of Relationship, are (i) entities or persons controlling, controlled by or under common control with the party in question, directly or indirectly, (ii) executive officers or directors of that party, (iii) 50% beneficial owners of that party's stock, or
(iv) entities or persons for which that party manages or oversees business operations pursuant to a contract, Agreement or arrangement of any nature.

                           (2)  "Agent" shall mean a person or entity authorized
to act on behalf of the Company or its Affiliates in matters concerning the business of the Company and its Affiliates, including, but not limited to, individuals or entities which have contracted with the Company or its Affiliates as an "Agent", "General Agent", "Regional General Agent", or "Master General Agreement" as those terms are defined by the custom and usage within the industry.

                           (3)  "Company" shall mean the American Prepaid
Professional Services, Inc., its subsidiaries, whether wholly or partially owned, and its affiliates, and CompDent Corporation, parent company of American Prepaid.

                           (4)  "Confidential Information" shall mean, to the
extent not in the public domain or known generally within the industry; names, addresses, telephone numbers, contact persons and other identifying information relating to the Company's operation, Providers, Agents, employees and/or Customers; information with respect to the needs and requirements of various Customers of the Company for services, including the dates on which any contracts held by the Company with such Customers will terminate or be subject to renewal; all business records and personnel data relating to the Company's employees, independent contractors, advisors, and consultants, including compensation arrangements of such persons or entities with the Company.

                           (5)  "Customer" shall mean a natural person or
business entity with which the Company has solicited or established an advantageous business relationship, either through oral or written contract or other recognized commitment, to obtain or receive the products or services (including, but not limited to, the delivery of prepaid dental plans) of the Company.

                           (6)  "Provider" shall mean any dental facility,
dental/medical facility, dentist, professional association, partnership, corporation or other entity or professional with which the Company has established a contractual or other business relationship for the rendering of service.

                           (7)  "Termination of Relationship" shall mean the
cessation of the provision of services to the Company by Optionee, for any reason, with or without cause, voluntary or involuntary, and whether in the capacity as employee, independent contractor, advisor, consultant or other such similar paid position.

         Optionee recognizes that the foregoing provisions in this Section 8 are reasonable and necessary for the protection of the Company, and that the Company will be irrevocably harmed if same are not specifically enforced, and that the remedy at law alone would be an inadequate remedy for such breach. Accordingly, the parties agree that the foregoing restrictive covenants may be enforced by the Company by means of a preliminary or permanent injunction, without the necessity of proving actual damages and without prejudice to such damage rights as may exist. Therefore, if the Company should institute an action or proceeding to specifically enforce the provisions hereof, Optionee hereby waives the claim or defense therein that the Company has an adequate remedy at law, and shall not urge in such action or proceeding the claim or defense that such remedy at law exists. If the Company is required to post a bond in connection with obtaining any temporary or permanent injunctive relief, the parties hereto agree that such bond shall be limited in amount to $10,000 and that such amount is reasonable and adequate for such bond.

         9. CONSENT TO JURISDICTION. The Optionee hereby irrevocably submits to the non-exclusive jurisdiction to enforce the covenants contained in Section 8 of this Agreement of the courts of any state within the geographic scope of such covenants. In the event that the courts of one or more of such states shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of the Company to the relief provided for herein in the courts of any other states within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

         10. MISCELLANEOUS PROVISIONS.

             (a) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

             (b) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.



             (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

             (d) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

             (e) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

             (f) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

             (g) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

             (h) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                          COMPDENT CORPORATION


                          By:
                             ----------------------------------------------
                                   David R. Klock

                                   Chairman of the Board of Directors and
                          Title:   Chief Executive Officer
                                -------------------------------------------

         The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.


Dated as of _______________, 19___                   OPTIONEE:

                                                     --------------------------



                                                     Optionee's Address:

                                                     --------------------------
                                                     --------------------------
                                                     --------------------------



                                                     Designated Beneficiary:


                                                     --------------------------



                                                     Beneficiary's Address:

                                                     --------------------------
                                                     --------------------------

                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE



CompDent Corporation
Attention:  Chief Financial Officer

----------------
----------------

Dear Sirs:

              Pursuant to the terms of my stock option agreement dated ____________ (the "Agreement") under the CompDent Corporation 1997 Stock Option Plan, I, [INSERT NAME] ___________________, hereby [CIRCLE ONE] partially/fully exercise such option by including herein payment in the amount of $_______ representing the purchase price for [FILL IN NUMBER OF OPTION SHARES] __________ option shares. I have chosen the following form(s) of payment:

    [ ]      1.  Cash
    [ ]      2.  [CERTIFIED OR BANK] Check payable to CompDent Corporation
    [ ]      3.  Other (as described in the Agreement (please describe) _______.


                                                     Sincerely yours,




                                                     Please Print Name: